Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Mega Matrix Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rate Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value(2)	457(c)	2,079,545	$2.025	(3)	$4,211,078.63	$147.60 per $1,000,000	$621.56

Total Offering Amount
Total Fee Offsets(4)								$470.84
Net Fees Due								$150.72

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Represents common stock to be offered for sale by the selling stockholders as identified in the Registration Statement, which includes common stock that may be issued upon the exercise of warrants issued in a private placement and resold.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on August 20, 2024, which is a date within 5 business days prior to the date of filing of this Registration Statement, as reported on the NYSE American.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by $470.84, which represents the portion of the registration fee previously paid with respect to $3,190,000 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-278877), initially filed on April 23, 2024 and withdrawn on August 19, 2024. The total amount of the calculated registration fee before offsetting the registration fee previously paid is $641.51. Accordingly, $150.72 is paid with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Mega Matrix Corp.	S-3	333-278877(a)	April 23, 2024		457(p)	Unallocated (Universal) Shelf	—	(b)	$3,190,000	$3,190,000
Fee Offset Sources	Mega Matrix Corp.	S-3	333-278877(a)		April 23, 2024							$470.84

(a)	The Registrant’s Registration Statement on Form S-3 (File No. 333-278877) was filed on April 23, 2024 but was not declared effective. There were no sales of the Registrant’s securities under the Registration Statement and the Registrant requested the withdrawal of such Registration Statement on August 19, 2024.

(b)	The Registrant’s Registration Statement on Form S-3 (File No. 333-278877) was for a universal shelf which included such indeterminate number or amount, as the case may be, of (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant.